EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NATIONAL HOLDINGS CORPORATION ANNOUNCES DEFINITIVE MERGER AGREEMENT WITH GILMAN CIOCIA

Increases retail brokerage operations to more than 825 registered representatives and expands products and service offerings

 National Holdings’ management to host a conference call today at 8:30 A.M. ET

NEW YORK AND POUGHKEEPSIE, NY, June 21, 2013 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”) and Gilman Ciocia (OTC BB: GTAX) today announced they have entered into a definitive merger agreement to create a diversified investment bank and independent broker-dealer with broad financial product and service offerings catering to retail and institutional clients.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Gilman Ciocia shareholders will receive up to 24.0 million shares of National Holdings common stock.  Additionally, the consideration includes the assumption of up to $5.4 million in debt, which is expected to be repaid in full at the closing of the merger.

Mark D. Klein, National Holdings’ Chief Executive Officer and Co-Executive Chairman, commented, “This transaction transforms our business and accelerates our growth strategy, focused on driving revenues, improving profitability and enhancing shareholder value. Our merger with Gilman Ciocia, who has been focused on financial planning services and tax preparation for more than 30 years, provides National Holdings with an exciting opportunity to significantly scale our business and strengthen our operations.”

Michael Ryan, Chief Executive Officer of Gilman Ciocia, “This merger will allow Gilman Ciocia to continue to focus on its core strengths in the financial services sector, while offering clients a broader array of products and services through National Holdings’ platform. National Holding’s extensive client relationships and complementary retail brokerage operations supports our strong tax preparation and wealth management businesses.”

Following the merger close, the combined company will offer a variety of financial products and services, including retail brokerage, corporate finance, sales and trading, asset management, financial planning, market making, tax preparation, insurance and annuities and research. National Holdings will leverage Gilman Ciocia’s leading corporate brand since its founding in 1981 as a highly focused, specialized firm dedicated to providing individuals with the tax preparation and financial planning services. As of March 31, 2013, Gilman Ciocia had 26 Company-owned offices operating in New York, New Jersey and Florida.  Gilman Ciocia also provides financial planning services through 26 independently owned and operated offices in eight states.

In addition, following the closing of the merger, the combined company will boast over $9.0 billion in client assets. For the trailing twelve months ended March 31, 2013, consolidated net revenues for National Holdings and Gilman Ciocia were approximately $157.0 million. The Company will continue to be listed on the OTC BB under the ticker NHLD.

The merger is subject to approval by Gilman Ciocia’s shareholders and customary regulatory approvals. The transaction is expected to close during National Holding’s late fiscal fourth quarter or early fiscal first quarter.

Conference Call
National Holdings and Gilman Ciocia will host a joint conference call to discuss the definitive merger agreement on Friday, June 21, 2013, at 8:30 a.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID# 10000728. A live webcast will also be available on the investor relations portion of National Holdings’ website at http://www.nhldcorp.com/investors.aspx.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through June 28, 2013. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 10000728. A webcast replay will also be available on the investor relations portion of National Holdings’ website at http://www.nhldcorp.com/investors.aspx.

About Gilman Ciocia
Gilman Ciocia, Inc. (OTC BB: GTAX) is a leading provider of federal, state and local tax preparation services with offices in New York, New Jersey, and Florida. Founded in 1982, Gilman Ciocia caters to middle and upper income taxpayers who face an increasingly complicated tax code and must choose from a growing array of investment options. Gilman Ciocia looks at the whole picture – taxes, investments, retirement, insurance, lending, and estate planning, which allows clients to see their entire financial picture and to understand how wise decisions help them keep more of their money, provide them with a healthy and solid financial outlook, and secure their family’s future. Gilman Ciocia is headquartered in Poughkeepsie, New York.

About National Holdings Corporation
National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, to corporations, institutional investors and high-net-worth clients. With over 1,000 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through four subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation and National Asset Management, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Additional Information and Where to Find it

National Holdings Corporation will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Gilman Ciocia, Inc. and a prospectus of National Holdings Corporation relating to National Holdings Corporation’s proposed acquisition of Gilman Ciocia, Inc. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about National Holdings Corporation, Gilman Ciocia, Inc., and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge from National Holdings Corporation and Gilman Ciocia, Inc.  Security holders may also read and copy any reports, statements and other information filed by National Holdings Corporation and Gilman Ciocia, Inc. with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

National Holdings Corporation, Gilman Ciocia, Inc., and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding National Holdings Corporation's directors and executive officers is available in National Holdings Corporation's proxy statement filed with the SEC on March 11, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding Gilman Ciocia, Inc.'s directors and executive officers is available in Gilman Ciocia, Inc.'s proxy statement filed with the SEC on November 30, 2012 in connection with its 2012 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities.

Contacts:

National Holdings Corporation
Mark Klein, 212-417-8210
Chief Executive Officer and Co-Chairman

Or

Robert Fagenson, 212-847-3200
Executive Co-Chairman

Source National Holdings Corporation